                                                                    Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Verdant Brands, Inc. (the Company) on Form S-8 of the report of Deloitte & Touche LLP dated March 26, 1999, appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
October 8, 1999